EXHIBIT 10.3

PROMISSORY NOTE

$750,000.00	York, Pennsylvania
December 15, 2015

FOR VALUE RECEIVED, the undersigned, AIS ACQUISITION, INC., a Delaware corporation with offices located at 19 Engineers Drive, Farmingdale, New York, 11735 (the "Obligor"), promises to pay to the order of KRIS L. MAILEY (the "Holder"), an individual residing at 65 South Ben Hogan Drive, Etters, PA 17319, at such place as the Holder may from time to time designate, the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) , lawful money of the United States of America, together with interest thereon payable at the rate or rates hereinafter specified and any and all other sums which may be owing to the Holder by the Obligor pursuant to the terms of this Promissory Note ("Note"). The following terms shall apply to this Note:

1.          Interest Rate. Commencing on the date of this Note and continuing until all sums due under this Note, whether principal, interest, charges, fees or other sums are paid in full, interest shall accrue on the unpaid principal balance outstanding from time to time at a fixed rate of interest of Six Percent (6%) per annum.

2.          Calculation of Interest. Interest accruing for any period shall be calculated by multiplying the unpaid principal balance of this Note by the applicable rate of interest and by multiplying the product thereof by a factor equal to the number of days in such period divided by three hundred sixty five (365).

3.          Repayment. This Note shall be payable in thirty-six (36) equal consecutive monthly installments of principal and interest of $22,930.54 commencing on February 15, 2016 and continuing thereafter on the first day of each month thereafter through and including January 15, 2019 as set forth in Exhibit "A" attached hereto. The entire unpaid balance, together with accrued but unpaid interest and all charges, fees and other sums under this Note, shall be due and immediately payable in full on January 15, 2019, which shall be the final and absolute due date of this Note. If a payment hereunder becomes due and payable on a day other than any day on which the major banks in New York City are open for the regular transaction of business (a "Business Day"), the due date shall be extended to the next succeeding Business Day and such next succeeding Business Day shall in each case be included in any calculation of interest paid.

4.          Late Payment Charge. If any payment under this Note is not paid when due, then, after ten (10) calendar days written notice from the Holder to the Obligor, interest shall accrue on such payment retroactive to the date on which such payment was due under this Note at the lesser of eight percent (8%) per annum or the highest lawful rate permitted under applicable law.

5.          Application of Payments. All payments made hereunder shall be applied first to late payment charges, next to accrued interest, and then to principal and otherwise in such other order or proportion as the Holder, in the Holder's sole and absolute discretion, may elect from time to time.

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6.          Prepayment. Obligor shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon fifteen days prior written notice to Payee, provided that any such prepayment shall not be taken or construed as a substitution for regularly scheduled payments and partial prepayments shall be applied against the remaining installments required to be paid hereunder in the inverse order of the maturity fuereo£ ·

7.          Subordination . On even date herewith that certain Stock Purchase Agreement (the "SPA") was entered into by and among AIS Acquisition, Inc., a Delaware corporation, as purchaser ("Purchaser"), Cemtrex, Inc., a Delaware corporation, as guarantor (the "Guarantor"), and the Holder, among other shareholders of the Obligor. The Holder acknowledges and agrees that, pursuant to the SPA, the Holder's rights to repayment hereunder shall be subordinate to rights of Fulton Bank, NA (the "Senior Lender") as set forth in the Intercreditor and Subordination Agreement entered into between the Senior Lender and the Holder on even date herewith.

8.          Security. As security for the payment of the obligations hereunder, and simultaneous herewith, the Obligor, Advanced Industrial Services, Inc. ("AIS") and AIS Leasing Company ("Leasing") shall grant to the Holder a subordinated security interest in certain of the assets owned by Obligor, AIS and Leasing (the "Collateral"), as such Collateral is more fully set forth in that certain Security Agreement by and between Holder, Obligor, AIS and Leasing, dated as of even date herewith (the "Security Agreement"). The existence of such security shall not limit any other rights or remedies which Holder may have in the event of a default hereunder.

9.          Event of Default; Cross-Default. It shall be an Event of Default under this Note if: (i) any payment due hereunder is not received by the Holder when due hereunder or (ii) if an Event of Default occurs under the Security Agreement.

10.         Acceleration. Upon an Event of Default, the principal amount outstanding on this Note, together with interest, charges, fees or other sums shall, at the option of the Holder, without notice or demand, become immediately due and payable.

11.         Interest Rate after Judgment. Ifjudgment is entered against Obligor on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at a rate of the lesser of eight percent (8%) per annum or the highest lawful rate permitted under applicable law.

12.         Expenses of Collection. Should this Note be referred to an attorney for collection, whether or not suit has been filed, the Obligor shall pay all of the Holder's reasonable costs, fees (including, but not limited to, reasonable attorneys' fees) and expenses resulting from such referral.

13.         Holder. As used in this Note, the term Holder shall refer to the Holder, and to any other person, if any, who is in possession of this Note and to whom this Note has been indorsed, whether to order, to bearer or in blank.

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14.         Waiver of Defects. The Obligor hereby waives and releases all errors, defects and imperfections of a procedural nature in any proceedings instituted by the Holder hereunder, as well as all benefits that might accrue to the Obligor by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from garnishment, attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. The Obligor agrees that any real estate that may be levied upon pursuant to any writ of execution issued on any judgment by virtue hereof, may be sold, in whole or in part, in any order desired by the Holder.

15.         Waiver of Protest. The Obligor, and all parties to this Note, whether Obligor, indorser or guarantor, waive presentment for payment, notice of dishonor, protest and notice of protest, and any and all other notices or demands in connection with this Note. No delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of such rights.

16.         Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in the manner specified in the SPA for the giving of notices under the SPA. Notwithstanding anything to the contrary, all notices and demands for payment from the Holder actually received in writing by the Obligor shall be considered to be effective upon the receipt thereof by the Obligor regardless of the procedure or method utilized to accomplish delivery thereof to the Obligor.

17.         Binding Nature. This Note shall inure to the benefit of and be enforceable by the Holder and the Holder's personal representatives, heirs and assigns and any other person to whom the Holder may grant an interest in the Obligor's obligations to the Holder, and shall be binding and enforceable against the Obligor and the Obligor's successors and assigns.

18.         Invalidity of any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

19.         Amendment. This Note may not be changed orally, but only by an agreement in writing which is signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY, AND FOR ALL PURPOSES CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEAL TH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES OF THE COMMONWEAL TH OF PENNSYLVANIA.

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IN WITNESS WHEREOF, the undersigned have duly executed this Note as of the date set forth below.

OBLIGOR:
AIS ACQUISITION, INC.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

State of	Pennsylvania	)
) ss.:
County of	York	)

On the 15th day of December 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Saagar Govil, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted executed the instrument.

/s/ Cathy J. Eveler
Notary Public

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